UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 6, 2009

Oak Ridge Financial Services, Inc.

(Exact name of registrant specified in its charter)

North Carolina	000-52640	20-8550086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Oak Ridge Road, P.O. Box 2 Oak Ridge, North Carolina	27310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 644-9944

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 18, 2008, Oak Ridge Financial Services, Inc. (“Oak Ridge”) was verbally advised by the U.S. Department of Treasury (the “Department”) that Oak Ridge had received preliminary approval to participate in the Department’s TARP Capital Purchase Program (the “Program”), a voluntary program available to healthy financial institutions. Oak Ridge had filed a Program application with the Department for the sale by Oak Ridge and purchase by the Department of up to approximately $7.7 million of Oak Ridge’s senior preferred stock (which represents the full maximum equity investment of 3% of risk weighted assets), plus warrants to purchase Oak Ridge common shares with an aggregate market price equal to 15% of the senior preferred investment. Oak Ridge intends to participate in the Program subject to (i) the terms of Oak Ridge’s application and (ii) satisfaction of all closing conditions. Oak Ridge expects the closing to occur within 30 days.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release, dated January 6, 2008, of the Company

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Oak Ridge

/s/ Ronald O. Black
Date: January 6, 2009	Ronald O. Black
President and Chief Executive Officer